EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Andrew Corporation of our report dated July 11, 2002 relating to the financial statements of Lucent Technologies Inc.'s FreshStart Amplifier Venture, which appears in the Current Report on Form 8-K/A of Andrew Corporation dated June 4, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS
Florham Park, New Jersey March 31, 2003